As filed with the Securities and Exchange Commission on February ____, 2005
                           REGISTRATION NO. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ITS Networks Inc.

--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

              Florida                                     52-2137517
  -------------------------------           -----------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

         Parque Tecnologico de Andalucia, Edif. Estepona Business Park 2 C/ Severo Ochoa, No. 16-20, 1a, Campanillas, Malaga 28590, Spain

--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                   2004 STOCK OPTION, SAR AND STOCK BONUS PLAN

--------------------------------------------------------------------------------
                              (Full title of Plan)

                            Gustavo Gomez, President
                                ITS Networks Inc.
         Parque Tecnologico de Andalucia, Edif. Estepona Business Park 2
        C/ Severo Ochoa, No. 16-20, 1a, Campanillas, Malaga 28590, Spain

--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                               011-34-95-202-9400

--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                          STEPHEN A. ZRENDA, JR., ESQ.
                          STEPHEN A. ZRENDA, JR., P.C.
                      100 NORTH BROADWAY AVENUE, SUITE 2440
                       OKLAHOMA CITY, OKLAHOMA 73102-8608
                             Telephone: 405.235.2111
                                Fax: 915.975.8003

--------------------------------------------------------------------------------------------------------------------
                                        CALCULATION OF REGISTRATION FEE

Title of Securities   Amount to be         Proposed Maximum              Proposed Maximum           Amount of
to be registered      Registered           Offering Price per Share(1)   Aggregate Offering Price   Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value       15,000,000 shares    $0.44                         $6,600,000                 $ 776.82

(1) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days prior to the date of this filing.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION.

      GENERAL. The Board of Directors adopted the 2004 Stock Option, SAR and Stock Bonus Plan (the "Plan") which authorized the Company through the Committee that administers the Plan (the "Committee") to grant non-qualified stock options with or without stock appreciation rights, SAR's and stock bonuses to directors, officers, employees, and consultants of the Company. There are 15,000,000 shares of Common Stock of the Company available for grant to participants designated by the Committee under the Plan. A description of the Plan appears below.

      DESCRIPTION OF THE PLAN. The Board of Directors has determined that it is necessary to retain directors, officers, employees, and consultants and to provide compensation and additional incentives for them. The Plan permits the Committee the right to grant non-qualified stock options ("Stock Options") with or without stock appreciation rights ("SAR's"), SAR's and stock bonuses. The Board believes that the best interest of the Company will be served by combining the availability of both Stock Option s and SAR's in certain instances

      THE COMMITTEE. The Plan provides for the granting by the Committee of Options (with or without SAR's) and stock bonuses to directors, officers, employees, and consultants of the Company. The shares subject to the Plan will be registered at the Company's expense pursuant to the Securities Act of 1933, as amended (the "Act"), and applicable state securities acts, or will be issued by the Company pursuant to exemptions from the registration requirements of the Act and applicable state securities acts. The Plan is administered by the Committee composed of at least one member of the Board of Directors. The Committee administers and interprets the Plan and has authority to grant Options and stock bonuses to all eligible persons and determines at the time the Option is granted the number of shares granted under and the type of each Option or bonus, the purchase price, the option period and whether SAR's granted thereunder or at the time of exercise of the Option. Mr. Gustavo Gomez and Herman de Haas have been appointed as the initial members of the Committee.

      STOCK OPTIONS. The Plan provides for the issuance of non-qualified Stock Options which may be with or without SAR's, to consultants of the Company at any time prior to midnight July 28, 2007, for the purchase of shares of the Company's Common Stock from the 15,000,000 shares which have been set aside for such purpose. The Committee may grant Stock Options with or without SAR's for such number of shares to eligible participants as the Committee from time to time shall determine and designate. Shares involved in the unexercised portion of any terminated or expired Option may again be subjected to Options, provided that to the extent any Option in whole or in part is surrendered as the result of the exercise of a SAR, the shares subject to the surrendered portion of the Option will no longer be available for use under the Plan.

      The Committee is vested with discretion in determining the terms, restrictions and conditions of each Option. The option price of the Common Stock to be issued under the Plan will be determined by the Committee, provided such price may not be less than 85% of the fair market value of the shares on the date of grant. The fair market value of a share of the Company's Common Stock will be determined to be the closing price for such share on the date of grant in the over-the-counter market (NASD Electronic Bulletin Board) or other market upon which the Common Stock of the Company actively trades..

      Options granted under the Plan are exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option. Upon the exercise of a Stock Option, the option price must be paid in full, in cash or in Common Stock of the Company or a combination of cash and Common Stock of the Company.

      Stock Options granted under the Plan may not be exercised until six months after the date of the grant and rights under an SAR may not be exercised until six months after SAR's are attached to an Option if not attached at the time of the grant, except in the event of death or disability of the participant. Options are exercisable only by participants while actively employed as a consultant by the Company or a subsidiary except in the case of death or disability. In the case of disability and to the extent otherwise exercisable, Options may be exercised at any time within one year after the occurrence of disability. The personal representative of a deceased participant shall have one year from the date of death (but not beyond the expiration date of the Option) to exercise the exercisable portion of such Option to the extent that it has accrued on the date of death. If a Participant's employment as a consultant by the Company or its subsidiary terminates for any reason other than death or disability, any Option granted to such participant shall immediately terminate. However, a disabled participant or any other participant upon the occurrence of other special circumstances may, with the consent of the Committee, exercise an Option if the disability or other event causing termination of employment as consultant occurred on or after the six-month period following the date of grant, notwithstanding the fact that all installments with respect to such Option had not accrued at such date. If a participant dies or terminates as a consultant with the Company or its subsidiary by disability within the aforesaid six-month waiting period, the Committee may permit the personal representative of such deceased participant or the disabled participant to exercise any portion of an Option previously granted to such deceased or disabled participant. No Option may be exercisable after midnight July 28, 2007. Subject to such conditions, Options will become exercisable by the participants in such amounts and at such times as shall be determined by the Committee in each individual grant. Options are not transferable except by will or by the laws of descent and distribution.

      STOCK APPRECIATION RIGHTS. Except in the case of death or disability, a SAR may not be exercised until six months after the date of grant but thereafter may be exercised and will terminate at such time as the Committee determines. SAR's are exercisable only upon surrender of part or all of the related Option to which they are attached. SAR's also terminate upon termination of the related Option. They may be exercised only by participants while employed as a consultant by the Company or its subsidiary, under the same terms and conditions as the Stock Options and like such Options, death or disability provide exceptions. See "Stock Options " above. A participant who terminates employment as a consultant by reason of disability or death within the six-month period following the date of grant of a SAR will automatically lose the SAR as well as the related Stock Option. However, a disabled participant, or any other participant upon the occurrence of other special circumstances, may, with the consent of the Committee, exercise a SAR if the disability or other event causing termination of employment as a consultant occurred on or after the six-month period following the date of grant notwithstanding the fact that all installments with respect to such SAR had not accrued as of such date. If a participant dies or becomes disabled which causes termination of employment as a consultant within the aforesaid six-month waiting period, the Committee may permit the personal representative of such deceased participant or the disabled participant to exercise any portion of a SAR previously granted to such deceased or disabled participant. Upon the exercise of a SAR, the holder is entitled (subject to the Committee's approval) to receive the excess of the fair market value of the shares for which the right is exercised over the option price under the related Option.

      The Committee has the authority to determine whether the value of the SAR is paid in cash or shares of Common Stock or both and whether or not the SAR may be exercised by the participant. The Committee may deny the exercise of the SAR, if in the Committee's opinion, the performance by the participant is unsatisfactory or the conduct of the participant has been detrimental to the Company or one of its subsidiaries. The Committee has no authority to deny the exercise of the underlying Stock Option pursuant to the terms of the grant.

      The utilization of SAR's will require a charge to the Company's operations for each year for the appreciation of the rights which are anticipated will be exercised. The amount of a charge is dependent upon whether and the extent to which such rights are granted, and the amount, if any, by which the fair market value of the Company's Common Stock exceeds the option price provided for in the related Stock Option. A similar charge will be made for Stock Options without SAR's.

      ADJUSTMENTS. The total number of shares of the Company's Common Stock which may be purchased through all classes of Options under the Plan and the number of shares subject to outstanding Options and the related option prices will be adjusted in the cases of changes in capital structure resulting from a stock dividend, recapitalization, stock split, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction, except a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or the resulting corporation (except a reorganization which has the effect of changing the Company's place of organization) will cause the Plan and any Option or SAR granted thereunder to terminate upon the effective date of such dissolution, liquidation, merger or consolidation.

      TERMINATION AND AMENDMENT. The Plan terminates as of midnight on July 28, 2007, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board of Directors. Provided, that no action of the Committee may, without the approval of Board of Directors, increase the total amount of Common Stock which may be purchased under Options granted under the Plan; withdraw the administration of the Plan from the Committee; amend or alter the option price of Common Stock under the Plan; or change the manner of computing the spread payable by the Company to a
participant  upon  the  exercise  of  a  SAR.  No  amendment,   modification  or
termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan without the consent of the optionee except as described under "Adjustments" above.

      FEDERAL INCOME TAX CONSEQUENCES FOR U.S. CITIZENS AND U.S. RESIDENTS. A participant receiving a Stock Option under the Plan will not be in receipt of U.S. income under the Code and the applicable Treasury Regulations thereunder, upon the grant of the Option. However, he will realize income at the time the Option is exercised in an amount equal to the excess of the fair market value of the Common Stock acquired on the date of exercise. The amount of income realized by a participant will be treated as ordinary income, and the Company will be entitled to deduct that same amount. The tax basis of any Common Stock received by a participant will be its fair market value on the exercise date.

      The granting of Stock Options with SAR's will not produce income under the Code and the applicable Treasury Regulations to the participant or and will not result in a tax deduction to the Company. Upon exercise of such rights, any cash a participant receives and the fair market value on the exercise date of any Common Stock received will be taxable to the participant as ordinary income. The amount of income recognized by a participant will be deductible by the Company. The tax basis of any Common Stock received by a participant will be its fair market value on the exercise date.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Registration
Statement:

      (a) The Company's Form 10-SB Registration Statement filed by the Company (SEC File No. 0-30611) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission; and

      (b) The Form 10-KSB annual report of the Company for its fiscal year ended September 30, 2004, and the Form 10-QSB quarterly reports of the Company filed subsequent thereto, and all reports to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act thereafter.

      All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Form S-8 Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Form S-8 Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Form S-8 Registration Statement and the Prospectus.

      All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

                            Gustavo Gomez, President
                                ITS Networks Inc.
         Parque Tecnologico de Andalucia, Edif. Estepona Business Park 2
        C/ Severo Ochoa, No. 16-20, 1a, Campanillas, Malaga 28590, Spain

                               011-34-95-202-9400

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Stephen A. Zrenda, Jr., P.C., legal counsel to the Company, owns 100,000 shares of the Common Stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company is a Florida corporation. Section 607.0850 of the Florida Business Corporation Act (the "FBC") provides authority for broad indemnification of officers, directors, employees and agents of a corporation, with certain specified exceptions.

      The Company's Articles of Incorporation provides that the Company shall have the power to indemnify its directors, officers, employees and agents to the fullest extent allowed by the FBC.

      At the present time, the Company does not have any officer-director liability insurance although permitted by Section 607.0850(12) of the FBC, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8. EXHIBITS

      See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

      (a)   The undersigned Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be selected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;


            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (1)   To  remove  from   registration  by  means  of  post-effective
                  amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                EXPLANATORY NOTE

      The re-offer Prospectus set forth below and filed as part of this registration statement has been prepared in accordance with the requirements of
Part I of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and in accordance with Section C of the General Instructions to Form S-8. The re-offer Prospectus may be used for re-offering and re-sales of Common Stock acquired by the Selling Stockholders listed in the re-offer Prospectus. These Selling Stockholders are affiliates of ITS Networks Inc. and its subsidiary Teleconnect Communicaciones, S.A., as defined in Section 501(b) of Regulation D promulgated under the Securities Act.

PROSPECTUS
                                ITS NETWORKS INC.

                        15,000,000 SHARES OF COMMON STOCK

      This Prospectus relates to 15,000,000 shares of Common Stock, par value $.001 ("Shares" or "Common Stock"), of ITS Networks Inc. ("ITS", "we", "us" or "our") being offered for the account of certain of ITS's executive officers and directors, as well as for the management of ITS Networks' subsidiaries (each a "Selling Stockholder" and collectively, the "Selling Stockholders"). The Shares have been or will be issued by ITS to the Selling Stockholders under ITS's 2004 Stock Option, SAR and Stock Bonus Plan (the "Plan"). The Selling Stockholders may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. ITS will not receive any proceeds from sales of Shares by the Selling Stockholders.

      Our Common Stock is traded in the over-the-counter market and quoted on the NASD Electronic Bulletin Board under the symbol "ITST". On February 16 , 2005, the last reported sale price for our Common Stock on the OTC Bulletin Board, was $.44 per share. See "Risk Factors" section of this Prospectus for a description of risks that should be considered by purchasers of our Shares.

      No person has been authorized by us to give any information or to make any representations other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this Prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.








               The date of this Prospectus is ______________, 2005

                                     SUMMARY

      This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read the entire Prospectus carefully, including "Risk Factors" and our consolidated financial statements and notes to those consolidated financial statements before making an investment decision.

      ITS Networks Inc., a Florida corporation, was incorporated on November 23, 1998. However, ITS did not conduct any significant operations until December 2000 when there was a change in control of ITS. ITS changed its corporate name from Technology Systems International, Inc. to ITS Networks Inc. to reflect the change in the purpose and nature of its business and increased the authorized number of shares of Common Stock from 25,000,000 to 50,000,000 shares. The previous directors and officers resigned in January 2000, and new directors and officers of were elected. In connection with this change in control in December 2000, ITS acquired all of the issued and outstanding stock of ITS Europe, S.L., a Spanish telecommunications company organized in 1995. As a result of this acquisition, ITS Europe, S.L. became a wholly-owned subsidiary of ITS. In March 2002, the Company once again changed its management team; naming a new President, Treasurer and Secretary. ITS recently moved its principal executive offices to Malaga, Spain.

      ITS is engaged in the telecommunication industry in Spain. ITS is a communications provider offering prepaid calling cards. ITS holds an "A" Authorization to Resell Telecommunications Services in Spain.

      The   business   objective   of  ITS  is  to  be  a  supplier  of  prepaid
telecommunication services to specific niche markets (primarily foreign residents and tourists) at very competitive prices. In addition, ITS will resell all services which allow for reasonable margins and also invest in the development of new services in the Spanish market which will allow ITS to establish a competitive advantage and differentiate itself from its competitors.

                                  THE OFFERING

Summary

      Common Stock outstanding
           prior to the offering                  76,189.197 shares

      Shares being offered for sale:              _________ shares

      Common Stock outstanding
           after the offering                     _________ shares

      Price per share to the public               Market price at the time of
                                                  sale, or as determined by
                                                  negotiated transactions

      Total proceeds estimated to
           be raised by ITS in this offering      $ 0

                                                  ITS will not receive any of
                                                  the proceeds of this offering
                                                  by the Selling Stockholders

      Over-the-Counter Market Symbol              ITST

                                  RISK FACTORS

Risk Factors

      We May Not Achieve Profitability in the Future. We have incurred substantial net losses and negative cash flow from operations since our inception. As of September 30, 2004, we had an accumulated deficit of $(17,296,000) and had a stockholders' deficit of $(7,391,000) at September 30, 2004. For the years ended September 30, 2004, and 2003, we had net losses of $(3,202,000), and $(10,031,000), respectively. We may also in the future incur operating and net losses and negative cash flow from operations, due in part to anticipated increases in expenses for expansion of our sales and marketing capabilities. We may not be able to achieve or maintain profitability.

      If our telecommunications services do not become widely used in our market, it is unlikely that we will be profitable.

      In order to be successful, and to achieve our strategic objectives, we must successfully, timely and cost-effectively expand our network capacity with carriers and expand our hardware switching platform. We must also continue to have at all times the right product/price mix for each target market.

      Going Concern Qualification by Auditors. The accountants' reports of the independent certified public accountants of ITS for fiscal years 2004 and 2003 express a going concern qualification. ITS has had recurring operating losses for the past several years which raises substantial doubts about its ability to continue as a going concern.

      Information Structure. We must continue to develop and expand our information systems infrastructure as the number of our clients and the amount of information they wish to access, as well as the number of services which we offer, increase. The development of our Information Systems network infrastructure will require substantial financial, operational and management resources. We may not be able to expand our network adequately to meet the demand for increased usage. If we do not adapt our systems rapidly enough, additional stress may be placed on our network hardware, the traffic management and other systems and operating facilities. Our network may be unable to service a substantial number of additional clients while maintaining high performance , timely and accurate billing and high level customer care. Expanding is a function of having the necessary funds available.

      Transmission Availability. A variety of factors, uncertainties and contingencies that are beyond our control, such as the availability of transmission capacity, the price of transmission capacity, availability of wireless transmission capacity and technologies, local regulations and availability of sales representatives or other third party sales and support channels will affect the expansion of our network. A failure of adequate transmission facilities in certain new locations as we expand our service coverage as planned may have a material adverse effect on our ability to service our clients and grow our business. Expanding is a function of having the necessary funds available.

      Growth. Our limited growth has been a function of not having the necessary funds available to invest in capacity and equipment. This has placed a significant strain on our management, financial controls, operating and accounting systems, personnel and other resources. We currently rely on a relatively small core management team. If we grow, we must not only manage demands on this team but also increase management resources, among other things, to continue to expand, train and manage our employee base and maintain close coordination among our technical, accounting, financing, marketing and sales staff. In addition, our network infrastructure, technical support, applications, and other resources may not be sufficient to facilitate our growth. If we do not successfully manage our growth, we may be unable to adequately support our clients' communications needs in the future.

      Our challenge is to expand our services and increase our customer base simultaneously so that both are increased in a proportional relationship which allows them to mutually support each other. Rapid expansion of our service area or technical facilities and capacity, without the customer base to support it, would be inefficient and result in a substantial decrease in financial return. Likewise, a substantial increase in our customer base which cannot be supported by our technical facilities and service area would impact ITS's ability to service its customers in a detrimental way and might result in an unfavorable sales environment and inability to maintain the Company's customer base.

      Customer Retention. Our ability to retain our clients and provide them with new and innovative service offerings may suffer if we are not able to keep up with the rapid technological developments in our industry and continue to ensure competitive prices of our services. In addition, even though the current telecoms market conditions are weeding out many players, other new competitors are arising from large, solid companies traditionally dedicated to telecoms and other non-telecoms business.

      Technological Changes. The global communications industry is subject to rapid and significant technological changes, such as continuing developments of alternative technologies for providing high-speed data communications. We cannot predict the effect of technological changes on our business. We will rely in part on third parties, including some of our competitors and potential competitors, for the development of and access to communications and networking technologies. We expect that new services and technologies applicable to our market will emerge. New products and technologies may be superior and/or render obsolete the products and technologies that we currently use to deliver our services. Our future success will depend in part, on our ability to anticipate and adapt to technological changes and evolving industry standards. We may be unable to obtain access to new technologies on acceptable terms or at all, and we may be unable to obtain access to new technologies and offer services in a competitive manner.

      Management Changes. If members of our senior management team leave ITS, then our ability to operate our business may be negatively affected.

      Our future success depends to a significant extent on the continued services of our senior management, particularly Gustavo Gomez and Herman de Haas, and other employees of our executive team. The loss of their services or any other present or future key employee, could have a material adverse effect on the management of our business. We do not maintain "key person" life insurance for any of our personnel.

      Competition for Employees. Competition for highly-skilled personnel is intense and the success of our business depends on our continuing ability to attract and retain highly-skilled employees. As we grow, we will need to hire additional personnel in all areas. Competition for personnel throughout the data and voice communications industries is intense. We may be unable to attract or retain key employees or other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly-skilled employees with appropriate qualifications. If we do not succeed in attracting sufficient new personnel or retaining and motivating our current personnel, our ability to provide our services could diminish.

      Sales Relationships. If we are unable to maintain our sales representative and third-party sales channel relationships, then our ability to sell and support our services may be negatively impacted.

      We are and will continue to be significantly dependent on a number of third-party relationships, our sales representatives and partners, to market and support our services. Many of our arrangements with third-party providers are not exclusive and may be terminated at the convenience of either party. We cannot provide any assurances that these third parties regard our relationship with them as important to their own respective businesses and operations, that they will not reassess their commitment to us at any time in the future, that they will meet their sales targets or that they will not develop their own competitive services.

      We may not be able to maintain our current relationships or form new relationships with third parties that supply us with clients, software or related products that are important to our success. Accordingly, we cannot provide any assurances that our existing or prospective relationships will result in sustained business partnerships, successful offerings or the generation of significant revenues.

      We rely on our sales representatives or distribution channels for some of the support and local implementation necessary to deliver our services on a broad basis. We also rely on these sales representatives or distribution channels for insights into local operating and market conditions. The failure of these sales representatives to perform their tasks or perform their responsibilities effectively could, in turn, adversely affect our business.

      Regulatory   Approvals.   ITS  directly  assumes  the  responsibility  for
obtaining the regulatory approvals and licenses that it may need to offer our communications services in other jurisdictions and provinces.

      Suppliers.   Delays  in  receiving  transmission  capacity  or  delays  in equipment delivery or loss of our equipment suppliers could impair the quality of our services and our growth.

      We acquire, by lease or by purchase, transmission capacity from various suppliers to connect client premises to our network and for other network connections. We have from time to time experienced short-term delays in receiving the requisite transmission capacity from suppliers. There are no assurances that we will be able to obtain these services in the future within the time frames required by us at a reasonable cost. Any failure to obtain transmission capacity on a timely basis and at a reasonable cost in a particular jurisdiction, or any interruption of local access services, could have an adverse effect on our service levels and our growth.

      Service Disruptions. If our network infrastructure is disrupted or security breaches occur, we may lose clients or incur additional liabilities.

      We and other service providers may in the future experience interruptions in service as a result of fire, natural disasters, power loss, or the accidental or intentional actions of service users, current and former employees and others. Although we continue to implement industry-standard disaster recovery, security and service continuity protection measures, including the physical protection of our offices and equipment, similar measures taken by us or by others have been insufficient or circumvented in the past. We cannot assure you that these measures will be sufficient or that they will not be circumvented in the future. Unauthorized use of our network could potentially jeopardize the security of confidential information stored in the computer systems or transmitted by our clients. Furthermore, addressing security problems may result in interruptions, delays or cessation of services to our clients. These factors may result in liability to us or our clients.

      Competition.   The  markets  we  serve  are  highly  competitive  and  our competitors have much greater resources to commit to growth, new technology and marketing.

      Our current and potential competitors include other companies that provide voice and data communications services to multinational businesses, systems integrators, national and regional Internet Service Providers, or ISPs, wireless, cable television and satellite communications companies, software and hardware vendors, and global, regional and local telecommunications companies. In addition, we expect that the predicted growth of the voice and data communications market will attract other established and start-up companies building global networks and beginning to offer voice and data communications as part of a comprehensive communications services portfolio. Our competitors, which may operate in one or more of these areas, include companies such as Telefonica S.A., British Telecommunications, or BT, and France Telecom. Our sales representatives and suppliers could also become competitors either directly or through strategic relationships with our competitors.

      Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, greater name recognition and more established relationships in the telecommunications industry than we do. We cannot be sure that we will have the resources or expertise to compete successfully in the future. Our competitors may be able to:

      *     develop  and  expand  their  network   infrastructures  and  service
            offerings more quickly;

      * adapt better to new or emerging technologies and changing client needs;

      *     take advantage of acquisitions and other opportunities more readily;

      * devote greater resources to the marketing and sale of their services and products; and

      *     adopt more aggressive pricing policies.

      Some of our competitors may also be able to provide clients with additional benefits at lower overall costs. We cannot be sure that we will be able to match cost reductions of our competitors. In addition, we believe it is likely that there will be additional consolidation in our market, which could increase competition in ways that may adversely affect our business, results of operations and financial condition.

      Variable Revenues and Operating Results. Our revenues and operating results may vary significantly from quarter to quarter due to a number of factors, not all of which are in our control. These factors include:

      *     the size and timing of significant equipment and software purchases;

      *     the timing of new service offerings;

      *     changes in our pricing policies or those of our competitors;

      *     the timing and completion of the expansion of our service offering;

      * market acceptance of voice and data communications generally, and of new and enhanced versions of our services in particular;

      *     the length of our contract cycles; and

      *     our  success  in  expanding   our  sales  force  and  expanding  our
            distribution channels.

      In addition, a relatively large portion of our expenses are fixed in the short-term, particularly with respect to global communications capacity, depreciation, office lease costs and interest expenses and personnel, and therefore our results of operations are particularly sensitive to fluctuations in revenues. Due to the factors noted above and other risks discussed in this section, you should not rely on period-to-period comparisons of our results of operations. Quarterly results are not necessarily meaningful and you should not unduly rely on them as an indication of future performance. It is possible that in some future periods our operating results may be below the expectations of public market analysts and investors. In this event, the price of our Common Stock may not increase or may fall.

      Governmental  Regulation.   We  face  uncertain  and  changing  regulatory
restrictions which could limit our operating flexibility and increase our costs.

      We currently hold authorizations for international telecommunications services between Spain and other countries based on a third party's networks. Future regulatory, judicial and legislative changes in Spain may impose additional costs on us or restrict our activities. In addition, regulators or third parties may raise material issues with regard to our compliance with applicable regulations. Failure to comply with applicable laws or regulations in Spain could prevent us from carrying on our operations cost effectively.

      The law relating to the liability of online services companies and Internet access providers for data and content carried on or disseminated through their networks is currently unsettled and could expose us to unforeseen liabilities. It is possible that claims could be made against online services companies and Internet access providers under the laws of Spain and/or EU law for defamation, negligence, copyright or trademark infringement, or other theories based on data or content disseminated through their networks, even if a user independently originated this data or content. Several private lawsuits seeking to impose liability upon online services companies and Internet access providers have been filed in U.S. and foreign courts. While the United States has passed laws protecting Internet access providers from liability for actions by independent users in limited circumstances, this protection may not apply in any particular case at issue. In addition, some countries, such as China, regulate or restrict the transport of voice and data traffic in their jurisdiction. The risk to us, as an Internet access provider, of potential liability for data and content carried on or disseminated through our system could require us to implement measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue some of our services. Our ability to monitor, censor or otherwise restrict the types of data or content distributed through our network is limited. Failure to comply with any applicable laws or regulations in particular jurisdictions could result in fines, penalties or the suspension or termination of our services in these jurisdictions. The negative attention focused upon liability issues as a result of these lawsuits and legislative proposals could adversely impact the growth of public Internet use. We do not presently have any professional liability insurance. Our professional liability insurance in the future may not be adequate to compensate or may not cover us at all in the event we incur liability for damages due to data and content carried on or disseminated through our network. Any costs not covered by insurance that are incurred as a result of this liability or alleged liability, including any damages awarded and costs of litigation, could harm our business and prospects.

      It is possible that claims could be made against online services companies and Internet access providers under the laws of Spain and/or EU law for defamation, negligence, copyright or trademark infringement, or other theories based on data or content disseminated through their networks, even if a user independently originated this data or content. Several private lawsuits seeking to impose liability upon online services companies and Internet access providers have been filed in U.S. and foreign courts. While the United States has passed laws protecting Internet access providers from liability for actions by independent users in limited circumstances, this protection may not apply in any particular case at issue. In addition, some countries, such as China, regulate or restrict the transport of voice and data traffic in their jurisdiction. The risk to us, as an Internet access provider, of potential liability for data and content carried on or disseminated through our system could require us to implement measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue some of our services. Our ability to monitor, censor or otherwise restrict the types of data or content distributed through our network is limited. Failure to comply with any applicable laws or regulations in particular jurisdictions could result in fines, penalties or the suspension or termination of our services in these jurisdictions. The negative attention focused upon liability issues as a result of these lawsuits and legislative proposals could adversely impact the growth of public Internet use. We do not presently have any professional liability insurance. Our professional liability insurance in the future may not be adequate to compensate or may not cover us at all in the event we incur liability for damages due to data and content carried on or disseminated through our network. Any costs not covered by insurance that are incurred as a result of this liability or alleged liability, including any damages awarded and costs of litigation, could harm our business and prospects.

      Penny Stock Trading Rules. When the trading price of ITS's Common Stock is below $5.00 per share, our Common Stock is considered to be "penny stocks" that are subject to rules promulgated by the Securities and Exchange Commission (Rule 15-1 through 15g-9) under the Securities Exchange Act of 1934. These rules impose significant requirements on brokers under these circumstances, including:
(a) delivering to customers the Commission's standardized risk disclosure document; (b) providing to customers current bid and offers; (c) disclosing to customers the brokers-dealer and sales representatives compensation; and (d) providing to customers monthly account statements.

      Future Sales of Our Common Stock May Depress Our Stock Price. The market price of our Common Stock could decline as a result of sales of substantial amounts of our Common Stock in the public market in the future. In addition, it is more difficult for us to raise funds through future offerings of Common Stock. There were approximately 71,649,129 shares of our Common Stock outstanding as "restricted securities" as defined in Rule 144 as of December 31, 2004, which will be available for sale in the future. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

      Technological Changes. The global communications industry is subject to rapid and significant technological changes, such as continuing developments of alternative technologies for providing high-speed data communications. We cannot predict the effect of technological changes on our business. We will rely in part on third parties, including some of our competitors and potential competitors, for the development of and access to communications and networking technologies. We expect that new services and technologies applicable to our market will emerge. New products and technologies may be superior and/or render obsolete the products and technologies that we currently use to deliver our services. Our future success will depend in part, on our ability to anticipate and adapt to technological changes and evolving industry standards. We may be unable to obtain access to new technologies on acceptable terms or at all, and we may be unable to obtain access to new technologies and offer services in a competitive manner. Any new products and technologies may not be compatible with our technologies and business plan. We believe that the global communications industry should set standards to allow for the compatibility of various products and technologies. The industry however, may not set standards on a timely basis or at all. As such, ITS is investing in launching new services in Spain based on technologies which exist in the United States but that are still relatively new to Europe.

      Voting Control. The largest single shareholder of ITS, Geeris Holdings Nederland B.V., owned approximately 60% of ITS's outstanding Common Stock as of December 31, 2004. This stockholder has exercised considerable influence over all matters requiring approval by our stockholders, including approval of significant corporate transactions. Geeris Holding Nederland, B.V. is owned by Leonardus Geeris, a director of ITS.

                                 USE OF PROCEEDS

      ITS will not receive any of the proceeds from the sale of the Common Stock of ITS by the Selling Stockholders.

                                 OFFERING PRICE

      The offering price of the Common Stock of ITS being offered by the Selling Stockholders will be determined by the market prices of such Common Stock prevailing at the time of such sales on the NASD over-the-counter market (trading symbol "ITST") electronic bulletin board (OTC-BB), directly or through brokers or otherwise, at negotiated prices.

                              SELLING STOCKHOLDERS

      The Selling Stockholders of the Common Stock of ITS are:


Name and Address       Number of Shares         Position with ITS or subsidiary
----------------       ----------------         -------------------------------

This Prospectus will be amended to provide this information regarding the Selling Stockholders.


                              PLAN OF DISTRIBUTION

      The Selling Stockholders have advised us that, prior to the date of this Prospectus, they have not made any agreement or arrangement with any underwriters, brokers or dealers regarding the distribution and resale of the securities. If we are notified by a selling stockholder that any material arrangement has been entered into with an underwriter for the sale of the securities, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate:

      *     the name of the participating underwriter;

      *     the number of securities involved;

      * the price at which the securities are sold, the commissions paid or discounts or concessions allowed to such underwriter; and

      *     other facts material to the transaction

      We expect that the Selling Stockholders will sell their securities covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the securities in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also expect the Selling Stockholders to sell their shares of Common Stock through private sales. The Selling Stockholders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and any broker-dealers that participate with the Selling Stockholders in the distribution of the securities may be deemed to be underwriters and commissions received by them and any profit on the resale of the securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the Selling Stockholders will sell any or all of the securities offered by them hereunder.

      Sales of the shares of Common Stock on the over-the-counter bulletin board or other trading system may be made by means of one or more of the following:

      * a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      * purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and

      * ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate.

      The Selling Stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of shares at less than market prices may depress the market price of our Common Stock. Moreover, the Selling Stockholders are not restricted as to the number of shares to be sold at any one time.

      Under the securities laws of certain states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. The Selling Stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the Selling Stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of Common Stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $15,000.

      The Selling Stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common Stock by the Selling Stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the Selling Stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Common Stock of the Company while such Selling Stockholders are distributing shares covered by this Prospectus. The Selling Stockholders are advised that if a particular offer of Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                          DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

      We have authorized 200,000,000 shares of Common Stock, of which 76,189,197 shares are outstanding as of January 31, 2005. As of January 31, 2005, our outstanding Common Stock was held of record by a total of 89 stockholders.

      We have authorized 5,000,000 shares of Preferred Stock, par value $.001. No shares of Preferred Stock are issued or outstanding.

Common Stock

      The  holders  of Common  Stock are  entitled  to one vote per share on all matters  submitted  to a vote of our  stockholders  and
do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election or directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive ratably any dividends out of assets legally available therefor as our board of directors may from time to time determine. Upon liquidation, dissolution or winding up of ITS, holders of our Common Stock are entitled to share ratably in all assets remaining after the payment of liabilities and the liquidation preference of any then outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

      Our Articles of Incorporation authorize 5,000,000 shares of Preferred Stock, in one or more series. Our board shall determine the rights, preferences, privileges and restrictions of the Preferred Stock, including dividend rights, conversions rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of Preferred Stock could diminish voting power of holders of Common Stock, and the likelihood that holders of Preferred Stock will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of ITS, which would depress the market prices of our Common Stock. We have not issued any shares of Preferred Stock and have no plan to issue any shares of Preferred Stock.

Outstanding Stock Options or warrants

      ITS presently has no issued and outstanding stock options or warrants to purchase our Common Stock, except as described below:

      Stock Options.

      1. Frans Broekhof holds stock options to purchase Common Stock of ITS under the following conditions based on a Bridge Loan Agreement dated November 25, 2002:

            *     500,000 shares at $0.50 per share
            *     500,000 shares at $1.00 per share
            *     500,000 shares at $1.20 per share
            *     500,000 shares at $1.50 per share
            *     500,000 shares at $2.00 per share
            *     500,000 shares at $2.50 per share

      2. Frans Broekhof also holds stock options to purchase 1,000,000 shares of Common Stock at $0.25 per share based on a Bridge Loan Agreement dated February 1, 2004.

      3. Henry van Dun holds stock options to purchase 500,000 shares of Common Stock at $0.10 per share based on a Bridge Loan Agreement dated October 30, 2003.

      4. Melanie Griffith holds stock options to purchase 315,790 shares of Common Stock at $0.20 per share based on an agreement dated September 2002 and for a term expiring on March 27, 2007.

      Warrants. There are no outstanding warrants.


                        INTERESTS OF EXPERTS AND COUNSEL

      Stephen A. Zrenda, Jr., P.C., legal counsel to ITS, presently owns 100,000 shares of the Common Stock of ITS.

                                MATERIAL CHANGES

      There have been no material changes in the operations of ITS since December 31, 2004, the end of our latest fiscal quarter.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

A. The documents listed below are specifically incorporated by reference into this Prospectus:

      (1) ITS's latest annual report on Form 10-KSB filed pursuant to Section 13(a) of the Securities Exchange Act of

            1934 which contains financial statements for its latest fiscal year ended September 30, 2004, for which a Form 10-KSB was required to have been filed;

      (2) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above; and

      (3) the description of the Common Stock of ITS which is contained in a registration statement filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

B. All documents subsequently filed by ITS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this Prospectus.

C.    ITS will:

      (1) provide to each person, including any beneficial owners, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus;

      (2)   provide this information upon written or oral request; and

      (3)   provide this information at no cost to the requestor.

The request for this information must be made to:

                                ITS Networks Inc.
                         Parque Tecnologico de Andalucia
                         Edif. Estepona Business Park 2
                         C/ Severo Ochoa, No. 16-20, 1a
                        Campanillas, Malaga 28590, Spain

D.    (1)   ITS  files  annual,  quarterly,  and  other  reports  with  the U.S.
            Securities and Exchange Commission ("SEC"); and

      (2) The public may read and copy any materials filed by ITS with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC located at site (http://www.sec.gov.) You are encouraged to give your internet address, if available.

                                 INDEMNIFICATION

      Section 607-0850 of the Florida Business Corporation Act authorizes a corporation to indemnify directors and officers who were or are a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement by attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

      Article X of the Articles of Incorporation of ITS limits the liability of directors, officers, and employees of ITS to the fullest extent provided by the Florida Business Corporation Act.

      Article VI of the Bylaws of ITS provides that ITS shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of ITS, except as specifically provided therein.

      The indemnification provisions in the ITS's Articles of Incorporation and in its Bylaws may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act. ITS, with approval by its Board of Directors, expects to obtain directors' and officers' liability insurance.

      The Company has not entered into indemnification agreements with ITS's directors and officers. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

      No  person  is  authorized  to give any
information  or to  make  any  representation
other   than   those    contained   in   this
Prospectus,   and  if  given  or  made   such        _______________ Shares
information  or  representations  must not be
relied upon as having been  authorized by ITS
or the Underwriters.  Neither the delivery of
this  Prospectus  nor any sale made hereunder
shall,  under any  circumstances,  create any
implication  that there has been no change in
the  affairs of ITS since the date  hereof or           ITS NETWORKS INC.
that  the  information  contained  herein  is
correct  as of  any  time  subsequent  to its
date.  This Prospectus does not constitute an
offer to sell or a  solicitation  of an offer
to  buy  any   securities   other   than  the
registered  securities  to  which  it  Common
Stock  relates.   This  Prospectus  does  not
constitute an offer to sell or a solicitation              Common Stock
of an  offer to buy  such  securities  in any
circumstances   in   which   such   offer  or
solicitation is unlawful.


               ---------

           TABLE OF CONTENTS
                                         Page

Prospectus Summary...........................     ------------------------------

Risk Factors.................................              PROSPECTUS

Use of Proceeds..............................     ------------------------------

Offering Price ..............................

Selling Stockholders.........................

Plan of Distribution.........................

Interests of Experts and Counsel.............          ______________, 2005

Material Changes.............................

Incorporation of Documents by Reference......

Indemnification..............................

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malaga Spain, on February 17, 2005.

                                ITS Networks Inc.


                        By: /s/ Gustavo Gomez, President
                            ----------------------------
                            Gustavo Gomez, President

Directors:

By: /s/ Gustavo Gomez                           By: /s/ Herman de Haas
    -------------------------                       -------------------------
    Gustavo Gomez                                   Herman De Haas
    director                                        director, Executive, Vice
                                                    President, Chief Operating
                                                    Officer and Principal
                                                    Accounting Officer

                                ITS NETWORKS INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


EXHIBIT NO.    DESCRIPTION
-----------    -----------

5.1            Opinion of Stephen A. Zrenda, Jr., P.C.

10.1           2004 Stock Option, SAR and Stock Bonus Plan

23.1           Consent of Stephen A. Zrenda, Jr., P.C.

23.2           Consent of Murrell, Hall McIntosh & Co., PLLP